Exhibit 99.1

NEWS…	Contact:	Dirk Montgomery
April 19, 2006		Lisa Hathcoat
FOR IMMEDIATE RELEASE		(813) 282-1225

OUTBACK STEAKHOUSE, INC.
REPORTS FIRST QUARTER RESULTS

Tampa, Florida, April 19 --- Outback Steakhouse, Inc. (NYSE: OSI) today reported that net income for the three months ended March 31, 2006 was $33,039,000, equal to $0.43 per share (diluted), compared with $50,958,000 or $0.66 per share (diluted) for the same period in 2005. Revenues for the quarter increased by 10.6% to $990,025,000 compared with $895,122,000 during the same quarter last year.

Quarterly Results and Other Information:

•
For the three months ended March 31, 2006, adjusting for the conversion costs related to the implementation of the Company’s new Partner Equity Program, diluted earnings per share on an adjusted basis was $0.51. Adjusted first quarter 2006 diluted earnings per share does not eliminate what the Company considers to be the ongoing expenses resulting from the implementation of the new Partner Equity Program nor does it eliminate stock-based compensation expenses resulting from the implementation of a new accounting standard. For the three months ended March 31, 2005, diluted earnings per share on an adjusted basis was $0.61, including “as-if” expenses for the ongoing costs of the Partner Equity Program had it been in place and stock-based compensation charges if the new stock-based compensation rules had been in effect in 2005. This comparison of adjusted results is intended to provide comparability between the periods and a reconciliation of reported and adjusted results is included in the following tables.

•
The Company adopted a new accounting standard titled SFAS No. 123 (Revised), “Share-Based Payment” during the first quarter of 2006. SFAS No. 123R requires the fair value measurement of all stock-based payments to employees, including grants of employee stock options, and recognition of those expenses in the statement of operations. The Company has adopted SFAS No. 123R using the modified prospective method and will recognize compensation expense on all new awards and also on the unvested portion of previously issued awards as of January 1, 2006 over the remaining vesting period.

•
During the first quarter of 2006, all managing partners were given an opportunity to elect participation in a new Partner Equity Program (“PEP” or the “Plan”), more fully described in the Company’s 2005 Form 10-K. This new Plan became effective for approximately 96% of all managing partners in current employment agreements and for all new managing partner employment agreements signed after March 1, 2006. The PEP replaces the issuance of stock options with a deferred compensation program.

First Quarter Comparable Store Sales

Comparable store sales and average unit volumes for the Company’s restaurant brands for the quarter ended March 31, 2006 compared to the same quarter in 2005 changed by approximately:

Quarter ended March 31, 2006	Company-owned	Franchised and development joint venture	System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses	-1.1%	0.0%	-0.9%
Carrabba’s Italian Grills	2.7%	N/A	2.7%
Bonefish Grills	2.1%	0.6%	2.0%
Fleming’s Prime Steakhouse and Wine Bars	7.0%	N/A	7.0%
Roy’s	4.6%	N/A	4.6%
Domestic average unit volumes
Outback Steakhouses	-1.3%	-0.7%	-1.2%
Carrabba’s Italian Grills	-0.6%	N/A	-0.6%
Bonefish Grills	-0.4%	-11.8%	-1.1%
Fleming’s Prime Steakhouse and Wine Bars	0.8%	N/A	0.8%
Roy’s	6.7%	N/A	6.7%

Changes in comparable store sales and average unit volumes for domestic, Company-owned restaurants for the quarter include year to year menu price changes of approximately:

Quarter ended March 31, 2006	Menu price changes (1)
Outback Steakhouses	0.6%
Carrabba’s Italian Grills	1.2%
Bonefish Grills	2.2%
____________
(1)
Reflects nominal amounts of menu price changes, prior to any change in product mix because of price increases, and may not reflect amounts effectively paid by the customer. Menu price increases are not provided for Fleming’s and Roy’s as a significant portion of their sales come from specials, which fluctuate daily.

The Company will conduct a conference call tomorrow, Thursday, April 20 at 8:30 a.m. Eastern Daylight Time, to discuss its financial results for the quarter ended March 31, 2006. The discussion will be carried live on the Internet and can be accessed via the Company’s website at http://investors.outback.com or at http://www.outback.com under the Company Info, Investor Relations links. Replay of the conference call via the Internet will be available shortly after the event at the same location.

Certain statements in this news release and that may be made during the earnings call related to this release are forward-looking statements. Forward-looking statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, price and availability of commodities, such as beef, chicken, shrimp, pork, seafood, dairy, potatoes, onions and energy supplies, which are subject to fluctuation and could increase or decrease more than the Company expects; inflation; increased labor and insurance costs; changes in consumer tastes and the level of acceptance of the Company's restaurant concepts (including consumer acceptance of price increases); consumer perception of food safety; local, regional, national and international economic conditions; the seasonality of the Company’s business; demographic trends; the cost of advertising and media; and government actions and policies. Forward-looking statements regarding guidance for 2006, stock-based compensation and the Partner Equity Program include estimates and assumptions, including but not limited to, restaurant operating performance and outstanding share calculations which may differ materially from actual results. Further information on potential factors that could affect the financial results of Outback Steakhouse, Inc. are included in its 2005 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information in this press release.

The Company’s restaurant system operates in 50 states and 21 countries internationally.

STATEMENTS OF INCOME
(in thousands, except for per share data)

	Three months ended
	March 31,
	2006	2005

Revenues
Restaurant sales	$984,399	$890,041
Other revenues	5,626	5,081
Total revenues	990,025	895,122
Costs and expenses
Cost of sales	358,245	325,170
Labor and other related	269,352	227,237
Other restaurant operating	215,360	178,882
Depreciation and amortization	35,356	29,450
General and administrative	54,122	49,841
Provision for impaired assets and restaurant closings	2,532	776
Income from operations of unconsolidated affiliates	(628)	97
	934,339	811,453
Income from operations	55,686	83,669
Other income (expense), net	(328)	(934)
Interest income	557	368
Interest expense	(2,371)	(1,158)
Income before provision for income taxes and
elimination of minority interest	53,544	81,945
Provision for income taxes	16,866	27,559
Income before elimination of minority interest	36,678	54,386
Elimination of minority interest	3,639	3,428
Net income	$33,039	$50,958

Basic earnings per share	$0.45	$0.69
Basic weighted average shares outstanding	74,083	73,800

Diluted earnings per share	$0.43	$0.66
Diluted weighted average shares outstanding	77,111	77,267

SUPPLEMENTAL BALANCE SHEET INFORMATION (in millions):	As of March 31, 2006
Cash	$61
Working capital deficit	(190)
Current portion of long-term debt	71
Long-term debt (1)	160
__________________
(1)	Includes $31 million of debt owed by a franchisee of the Company which is due December 31, 2008, and for which the Company provides a guarantee.

System-wide Sales

System-wide sales grew by 9.5% for the quarter compared with the respective period in 2005. System-wide sales is a non-GAAP financial measure that includes sales of all restaurants operating under the Company’s brand names, whether the Company owns them or not. The two components of system-wide sales - sales of Outback Steakhouse, Inc. and sales of franchisees and unconsolidated development joint ventures - are provided in the following supplemental tables.

	Three months ended
	March 31,
OUTBACK STEAKHOUSE, INC. RESTAURANT SALES (in millions):	2006	2005
Outback Steakhouse restaurants
Domestic	$583	$574
International	73	58
Total	656	632
Carrabba's Italian Grills	162	138
Bonefish Grills	73	51
Fleming's Prime Steakhouse and Wine Bars	48	38
Other restaurants	45	31

Total Company-owned restaurant sales	$984	$890

The following information presents sales for franchised and unconsolidated development joint venture restaurants. These are restaurants that are not owned by the Company and from which the Company only receives a franchise royalty or a portion of their total income. Management believes that franchise and unconsolidated development joint venture sales information is useful in analyzing Company revenues because franchisees and affiliates pay service fees and/or royalties that generally are based on a percent of sales. Management also uses this information to make decisions about future plans for the development of additional restaurants and new concepts as well as evaluation of current operations.

These sales do not represent sales of Outback Steakhouse, Inc., and are presented only as an indicator of the changes in the restaurant system, which management believes is important information regarding the health of the Company’s restaurant brands.

	Three months ended
	March 31,
FRANCHISE AND DEVELOPMENT JOINT VENTURE SALES (in millions):	2006	2005
Outback Steakhouse restaurants
Domestic	$93	$89
International	27	29
Total	120	118
Bonefish Grills	3	3

Total franchise and development joint venture sales (1)	$123	$121
Income from franchise and development joint ventures (2)	$5	$4
__________________
(1)	Franchise and development joint venture sales are not included in Company revenues as reported in the Consolidated Statements of Income.
(2)	Represents the franchise royalty and portion of total income included in the Consolidated Statements of Income in the line items Other revenues or Income from operations of unconsolidated affiliates.

RESTAURANTS IN OPERATION AS OF MARCH 31:	2006	2005
Outback Steakhouses
Company-owned - domestic	672	654
Company-owned - international	106	75
Franchised and development joint venture - domestic	106	104
Franchised and development joint venture - international	42	55
Total	926	888
Carrabba's Italian Grills
Company-owned	205	176
Bonefish Grills
Company-owned	97	68
Franchised	6	4
Total	103	72
Fleming’s Prime Steakhouse and Wine Bars
Company-owned	40	32
Roy’s
Company-owned	21	19
Cheeseburger in Paradise
Company-owned	32	14
Paul Lee's Chinese Kitchens
Company-owned	-	3
Lee Roy Selmon’s
Company-owned	4	2

System-wide total	1,331	1,206

Reconciliation of Adjusted Results

The following table sets forth a reconciliation of the Company’s results reported in accordance with generally accepted accounting principles (“GAAP”) to the adjusted results, which include non-GAAP financial measures. Although management encourages readers to rely on the Company’s results reported in accordance with GAAP, management believes that adjusted results may be useful to investors’ understanding of the Company’s core operations and the comparability of financial information from period to period. The following table presents reported net income as adjusted for the following after-tax charges for the quarters ended March 31, 2006 and 2005 (in thousands):

	Three months ended
	March 31,
	2006	2005
Net income, as reported	$33,039	$50,958
Stock-based compensation, net of taxes
PEP conversion costs (1)	6,162	-
Options / 123R (2)	-	(1,460)
Restricted stock (3)	-	(130)
Partner equity program (PEP) (4)	-	(2,482)
Adjusted net income	$39,201	$46,886

Adjusted diluted earnings per share	$0.51	$0.61
__________________
(1)
The PEP “conversion costs” represent a portion of the costs of the PEP that would have been recorded in prior years if the Company had to expense all stock-based compensation and the new program had been in place at the inception of all existing manager partner contracts.

(2)
Effect on earnings had existing Company management and managing partner employment grants of stock options been expensed in 2005. Stock options were not required to be expensed under accounting guidance in 2005 but are expensed beginning in 2006 upon adoption of a new accounting standard.

(3)
Incremental expense for 2005 grants of restricted stock to the Company’s Chief Executive Officer, Chief Financial Officer and Senior Vice President of Real Estate and Development to reflect an annualized expense as if these grants were outstanding the entire year.

(4)	Estimation of PEP expenses had the Plan been in place in 2005.

2006 OUTLOOK

The following information updates the Company’s previously reported expectations for the full year 2006. The Company anticipates 2006 diluted earnings per share will range from $1.70 to $1.79. After adjusting for certain stock-based compensation charges in 2006 and 2005 and hurricane and certain impairment charges in 2005, diluted earnings per share for 2006 is expected to increase 1% to 6% over 2005, from $1.87 in 2005 to $1.89 to $1.98 in 2006. This estimate is based upon current economic conditions, current and anticipated commodity markets, planned restaurant development schedules, the implementation of the Partner Equity Program (“PEP”) and the recognition of additional stock-based compensation expense from the adoption of a new accounting standard and assumes a constant number of shares outstanding.

The following tables are provided to compare the adjusted results of operations for the year ended December 31, 2005 to the currently expected results for 2006 as presented in the guidance above, adjusted for certain effects of the new Partner Equity Program (“PEP”). This comparison primarily demonstrates the expected incremental effect of new stock-based compensation costs as the Company adopted a new accounting standard January 1, 2006 that requires expensing of stock options and implemented the PEP in the first quarter of 2006. This adjusted information includes non-GAAP financial measures which the Company reconciles to the results reported in accordance with GAAP. Management believes that the adjusted presentation may be useful to investors to permit them to compare the Company’s expected results for 2006 to its adjusted results for 2005, using consistent assumptions regarding stock-based compensation and the implementation of the PEP for each period.

	Years ended December 31,
	2006		2005(7)
Adjusted net income (in thousands):	Low	High	Adjusted
Net income (per guidance for 2006 / reported in 2005)	$129,846	$136,936	$149,601
Stock-based compensation, net of taxes (1)
PEP conversion costs (2)	14,779	14,779	-
Options / 123R (3)	-	-	(6,367)
Restricted stock (4)	-	-	(1,948)
Partner equity program (PEP) (5)	-	-	(10,090)
	14,779	14,779	(18,405)
Special items, net of taxes
Hurricane	-	-	2,498
Provision for impaired assets, net (6)	-	-	9,154
	-	-	11,652

Adjusted net income	$144,625	$151,715	$142,848
% change vs. 2005	1%	6%

Adjusted diluted earnings per share	$1.89	$1.98	$1.87
% change vs. 2005	1%	6%

Diluted weighted shares outstanding	76,541	76,541	76,541
__________________
(1)	Stock-based expenses are primarily non-cash charges.
(2)
The PEP “conversion costs” represent a portion of the costs of the PEP that would have been recorded in prior years if the Company had to expense all stock-based compensation and the new program had been in place at the inception of all existing manager partner contracts. The ongoing PEP expense is not adjusted out of guidance for 2006.

(3)
Effect on earnings had existing Company management and managing partner employment grants of stock options been expensed in 2005. Stock options were not required to be expensed under accounting guidance in 2005 but are expensed beginning in 2006 upon adoption of a new accounting standard. Guidance for 2006 includes estimated stock-based compensation expense for stock options, which could vary based upon restaurant operating results, manager turnover and other factors.

(4)
Incremental expense for 2005 grants of restricted stock to the Company’s Chief Executive Officer, Chief Financial Officer and Senior Vice President of Real Estate and Development to reflect an annualized expense as if these grants were outstanding the entire year.

(5)	Estimation of PEP expenses had the Plan been in place in 2005. Estimated PEP expenses for 2006 are included in 2006 guidance.
(6)
In 2005, this amount includes a net impairment charge of $4,537 for intangible and other asset impairments related to the sale of Paul Lee’s Chinese Kitchen and a net impairment charge of $4,617 against a deferred license fee receivable related to certain non-restaurant operations. Impairment charges for closed stores or impaired restaurant assets are not adjusted as those charges occur from time to time in normal restaurant operations.

(7)
Adjusted 2005 net income is revised from previously reported information for the rate of actual participation in the PEP and refined estimates of SFAS 123R option expense. Quarterly adjusted net income for 2006 is presented following this table.

	Three months ended				Year ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2005	2005	2005	2005	2005
Adjusted net income (in thousands):
Net income, as reported	$50,958	$40,405	$30,132	$28,106	$149,601
Stock-based compensation, net of taxes
Options / 123R	(1,460)	(1,645)	(1,662)	(1,600)	(6,367)
Restricted stock	(130)	(542)	(605)	(671)	(1,948)
Partner equity program (PEP)	(2,482)	(2,610)	(2,466)	(2,532)	(10,090)
	(4,072)	(4,797)	(4,733)	(4,803)	(18,405)
Special items, net of taxes
Hurricane	-	-	1,469	1,029	2,498
Provision for impaired assets, net	-	4,617	-	4,537	9,154
	-	4,617	1,469	5,566	11,652

Adjusted net income	$46,886	$40,225	$26,868	$28,869	$142,848

Adjusted diluted earnings per share	$0.61	$0.52	$0.35	$0.38	$1.87

Diluted weighted shares outstanding	77,267	76,925	76,832	75,864	76,541

Expected Restaurant Expansion

	2006
Outback Steakhouses - Domestic
Company-owned	18	to	20
Franchised	1	to	2
Outback Steakhouses - International
Company-owned	19	to	21
Franchised	3	to	5
Carrabba’s Italian Grills
Company-owned	28	to	30
Bonefish Grills
Company-owned	31	to	33
Fleming’s Prime Steakhouse and Wine Bars
Company-owned	7	to	8
Cheeseburger in Paradise
Company-owned	12	to	14
Roy’s
Company-owned	2	to	3
Lee Roy Selmon’s
Company-owned	3	to	5

System-wide total	124	to	141

Full Year 2006 Guidance Update

Anticipated increases in domestic average unit volumes, comparable store sales and pricing which will affect revenues in 2006 (as a percentage change compared to actual 2005 results) are as follows:

	Average Unit	Comparable
	Volumes	Store Sales (1)	Pricing (2)
Outback Steakhouses	0.0% - 0.5%	0.0% - 0.5%	~ 0.7%
Carrabba's Italian Grills	1.5% - 2.0%	3.5% - 4.0%	~ 1.0%
Bonefish Grills	0.5% - 1.0%	1.5% - 2.0%	~ 1.3%
Fleming's Prime Steakhouse and Wine Bars	0.5% - 1.0%	4.0% - 4.5%	~ 1.5%
__________________
(1)	Stores open 18 months or more.
(2)	Price increases are presented as an average increase which may occur over the year and could change periodically as competitive, economic and commodity conditions dictate.

Anticipated changes in certain expenses that will also affect net income in 2006 (presented as a percentage of sales increasing/(decreasing) compared to actual 2005 results) are as follows:

Estimated Full Year 2006 Expense
Compared with 2005
Cost of goods sold (1)	(0.2)% - (0.3)%
Labor and other related (1) (2)	1.6% - 1.7%
Other restaurant operating (1)	0.2% - 0.3%
Depreciation and amortization	0.1% - 0.2%
General and administrative (2)	0.1% - 0.2%
Elimination of minority partner interest	0.2% - 0.3%
__________________
(1)	As a percentage of restaurant sales.
(2)	Includes stock-based compensation expense.

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